UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 28, 2003

                            OrderPro Logistics, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     ------
                 (State or other jurisdiction of incorporation)


        0-30857                                          86-0982348
        -------                                          ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


               7400 North Oracle Road, Suite 372, Tucson AZ 85704
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (520) 575-5745


            -------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 28, 2003, the accounting firm of James C. Marshall, CPA, P.C. ("Marshall"), was dismissed by the company. The only modification of opinion received by the company from Marshall regarded its uncertainty as to our ability to continue in business. The board of directors approved this change of accountants. There have been no disagreements with Marshall regarding accounting principles or practices, financial statement disclosure or auditing scope or procedure neither during the years ending December 31, 2001 or 2002, nor through the date hereof.

On August 28, 2003, the firm of Weinberg & Co., P.A. ("Weinberg"), was retained by the company to act as its auditor. Weinberg will perform all audits of financial statements for the company from this point forward. During the years ended December 31, 2001 and 2002 and through the date hereof, the Company did not consult Weinberg with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 5. OTHER EVENTS

Not applicable.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

Not applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Not applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            OrderPro Logistics, Inc.
                                  (Registrant)

                              Date: October 1, 2003



/s/ Richard L. Windorski
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RICHARD L. WINDORSKI, PRESIDENT, CEO